UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) February 14, 2008
Wilsons The Leather Experts Inc.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-21543 (Commission File Number)	41-1839933 (IRS Employer Identification No.)

7401 Boone Ave. N. Brooklyn Park, Minnesota (Address of principal executive offices)	55428 (Zip Code)
Registrant’s telephone number, including area code (763) 391-4000
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
On February 14, 2008, Wilsons The Leather Experts Inc. (the “Company”) entered into an Agency Agreement (the “Agreement”) with a joint venture comprised of Hilco Merchant Resources, LLC, Gordon Brothers Retail Partners, LLC, and Hilco Real Estate, LLC (the “Hilco/Gordon Brothers Joint Venture”) to liquidate the inventory in 158 stores and assist in liquidating furnishings, fixtures and equipment in the stores and in discussions with landlords regarding lease terminations in approximately 130 of these stores. Pursuant to the Agreement, the Hilco/Gordon Brothers Joint Venture will pay the Company a guaranteed amount of 77% of the cost value of the inventory, subject to certain adjustments. To the extent the liquidation proceeds exceed 77% of the cost value of the inventory, plus expenses, the Hilco/Gordon Brothers Joint Venture is entitled to up to 7.3% of the cost value of the inventory and any remaining proceeds are split equally between the Company and the Hilco/Gordon Brothers Joint Venture. The Hilco/Gordon Brothers Joint Venture is required to reimburse the Company for the operating expenses of the sale as defined in the Agreement to the extent they are not paid from the liquidation proceeds. In addition, they will be compensated for their efforts in liquidating furnishings, fixtures and equipment in the stores and in negotiating lease buyouts based on formulae in the Agreement. The Agreement was approved after the solicitation of competitive bids.
On February 14, 2008, the Company also entered into the Third Amendment to Fifth Amended and Restated Credit Agreement with General Electric Capital Corporation and the credit parties and lenders signatory thereto (the “Amendment”). The Amendment added further borrowing restrictions and requires more frequent appraisals of the Company’s inventory. Specifically, the borrowing base definition has been amended to exclude the value of the liquidation inventory after a guaranteed amount of liquidation proceeds is received from Hilco/Gordon Brothers Joint Venture, and to exclude the value of all store display fixtures. Also, a minimum $10,000,000 reserve has been added to the borrowing base. However, the Amendment permits the Company to include the amount of cash deposited in certain banks in determining how much it can borrow. The Amendment also requires the Company to provide a daily borrowing base certificate and a monthly appraisal of the inventory value, and to deliver updated projections by February 25, 2008. Until such updated projections are provided, the Company may not make any cash borrowings under the credit agreement, although, subject to the other limitations in the credit agreement, it may continue to obtain letters of credit.
Item 2.01 Completion of Acquisition or Disposition of Assets.
On February 15, 2008, the Company announced that, pending the outcome of negotiations with landlords, up to 160 of its mall stores would be closed. The Company has retained the services of the Hilco/Gordon Brothers Joint Venture (described in Item 1.01 above) to assist in liquidating the inventory at these stores and in liquidating furnishings, fixtures and equipment in the stores and to negotiate lease buyouts with the various landlords. Pursuant to the Agreement, the Hilco/Gordon Brothers Joint Venture will pay the Company a guaranteed amount of 77% of the cost value of the inventory, subject to certain adjustments. The Hilco/Gordon Brothers Joint Venture is required to reimburse the

Company for the operating expenses of the sale as defined in the Agreement to the extent they are not paid from liquidation proceeds. It is anticipated that the store closing sales will be completed no later than May 31, 2008. In addition, the Hilco/Gordon Brothers Joint Venture will be compensated for their efforts in liquidating furnishings, fixtures and equipment in the stores and in negotiating lease buyouts based on formulae in the Agreement. The costs associated with these store closings are more fully described in Item 2.05 below.
Item 2.05 Costs Associated with Exit or Disposal Activities.
On February 15, 2008, the Company announced that, pending the outcome of negotiations with landlords, up to 160 of its mall stores would be closed (described in Item 2.01 above). The Company has retained the services of the Hilco/Gordon Brothers Joint Venture (described in Item 1.01 above) to assist in liquidating the inventory at these stores and in liquidating furnishings, fixtures and equipment in the stores and to negotiate lease buyouts with the various landlords. Pursuant to the Agreement, the Hilco/Gordon Brothers Joint Venture will pay the Company a guaranteed amount of 77% of the cost value of the inventory, subject to certain adjustments. The Hilco/Gordon Brothers Joint Venture is required to reimburse the Company for the operating expenses of the sale as defined in the Agreement to the extent they are not paid from the liquidation proceeds. It is anticipated that the store closing sales will be completed no later than May 31, 2008. In addition, the Hilco/Gordon Brothers Joint Venture will be compensated for their efforts in liquidating furnishings, fixtures and equipment in the stores and in negotiating lease buyouts based on formulae in the Agreement.
The decision to close these mall stores is a cost reduction initiative that will enable the Company to reduce its working capital needs and strengthen its business as well as to provide capital for remodel efforts to convert the remaining mall stores into a new accessories store concept. The store closings will result in the elimination of 938 store-related positions and 64 positions at the Company’s corporate headquarters, overseas offices and distribution center in Brooklyn Park, Minnesota. A press release dated February 15, 2008 describes the store closing and go-forward strategy in greater detail and is attached as Exhibit 99.1 and incorporated herein by reference.
The Company currently estimates the pre-tax exit costs will approximate $21.3 million. The costs and charges related to the store closing sales and lease buyout negotiations will be recorded as settled during the first and second quarters of fiscal 2008. While not anticipated, it is possible that certain of the lease buyout costs may not be settled until the third quarter of fiscal 2008. The estimated amount and timing of these costs and charges are preliminary and may vary materially depending on various factors including the timing of the completion of the store closing sales, the outcome of negotiations with landlords, and the accuracy of assumptions used by management in developing these estimates.
The table below summarizes the types of expenses and identifies the estimated cash and non-cash charges associated with the store closing and lease buyout negotiations (in thousands):

	Cash	Non-Cash	Total
Net proceeds on inventory	$(9,175)	$4,784	$(4,391)
Store asset write-offs		9,472	9,472
Lease contract termination costs	8,600		8,600
Deferred rent relief		(3,887)	(3,887)
Store closing occupancy and selling expenses	10,462		10,462
Other administrative costs	1,000		1,000

	$10,887	$10,369	$21,256

In the table above, “Net proceeds on inventory” represents the amount by which estimated proceeds from the inventory liquidation (which includes the 77% guarantee amount as well as estimated reimbursable Company operating expenses during the liquidation) exceed the carrying value of the inventory. The “Store asset write-offs” include the unrecoverable net book values of leasehold improvements, display fixtures and other store related assets that cannot or will not be redeployed and used in other of the Company’s operations. “Lease contract termination costs” relate to the estimated lease buyout costs. “Deferred rent relief” represents the deferred rent liabilities that will be settled upon lease termination. “Store closing occupancy and selling expenses” represent the estimated reimbursed and un-reimbursed occupancy and selling expenses of the store closing sales. Lastly, “Other administrative costs” represent various administrative costs, primarily severance and retention.
Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On February 15, 2008, the Company received notice from The Nasdaq Stock Market stating that for 30 consecutive business days the Company’s common stock has closed below the minimum $1.00 per share requirement for continued inclusion under Nasdaq Marketplace Rule 4450(a)(5). The notice has no effect on the listing of the Company’s securities at this time, and its common stock will continue to trade on The Nasdaq Global Market under the symbol “WLSN”.
In accordance with Nasdaq Marketplace Rule 4450(e)(2), the Company has 180 calendar days, or until August 13, 2008, to regain compliance. The notice states that if, at any time before August 13, 2008, the bid price of the Company’s common stock closes at $1.00 per share or more for a minimum of 10 consecutive business days, Nasdaq staff will provide written notification that the Company has achieved compliance with the minimum bid price requirement. No assurance can be given that the Company will regain compliance during that period.
If the Company does not regain compliance with the minimum bid price requirement by August 13, 2008, Nasdaq staff will provide the Company with written notification that its securities will be delisted. At that time, the Company may appeal the delisting determination to a Listing Qualifications Panel. Alternatively, the Company may apply to transfer its securities to The Nasdaq Capital Market if it satisfies the requirements for initial inclusion set forth in Nasdaq Marketplace Rule 4310(c), other than the minimum bid price requirement of Nasdaq Marketplace Rule 4310(c)(4). In such event, the Company will be afforded an additional 180 calendar days to comply with the minimum bid price requirement while listed on The Nasdaq Capital Market. No assurance can be given that the Company will be eligible for the additional 180-day compliance period, or, if applicable, that it will regain compliance during any additional compliance period.
The Company has not yet determined what action, if any, it will take in response to this notice, although the Company intends to monitor the closing bid price of its common stock between now and August 13, 2008, and to consider available options if its common stock does not trade at a level likely to result in the Company regaining compliance with the Nasdaq minimum closing bid price requirement.

On February 21, 2008, the Company issued the press release attached hereto as Exhibit 99.2.
Item 9.01 Financial Statements and Exhibits.
(b) Pro forma financial information
Pro Forma Consolidated Balance Sheet as of November 3, 2007 (unaudited)
Pro Forma Consolidated Statement of Operations for the Year-to-Date Period Ended November 3, 2007 (unaudited)
Pro Forma Consolidated Statement of Operations for the Year Ended February 3, 2007 (unaudited)
Notes to Unaudited Pro Forma Consolidated Financial Statements
(d) Exhibits
99.1 Press Release, dated February 15, 2008
99.2 Press Release, dated February 21, 2008
Item 9.01(b) Pro Forma Financial Information.
The following unaudited pro forma consolidated balance sheet has been presented as if the liquidation of the 158 retail stores and elimination of the 64 positions at the Company’s corporate headquarters, overseas offices and distribution center had occurred on November 3, 2007, which is the end of the Company’s third quarter of fiscal 2007. The unaudited pro forma consolidated balance sheet and related notes should be read in conjunction with the consolidated financial statements of the Company included in its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K as previously filed with the Securities and Exchange Commission (the “SEC”). The unaudited pro forma consolidated balance sheet is not necessarily indicative of what the actual consolidated balance sheet presentation would have been if the liquidation of these 158 retail stores and elimination of the 64 positions at the Company’s corporate headquarters, overseas offices and distribution center had actually occurred on the date indicated, nor does it purport to reflect the future consolidated balance sheet of the Company. The pro forma adjustments are described in the accompanying notes.

WILSONS THE LEATHER EXPERTS INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET
(In thousands, except share and per share amounts)

	Historical		Pro Forma
	November 3,	Pro Forma	November 3,
	2007	Adjustments	2007
	(Unaudited)	(Unaudited)	(Unaudited)
ASSETS

Current assets:
Cash and cash equivalents	$—	$—	$—
Accounts receivable, net	3,758	—	3,758
Inventories	88,525	(20,800)	67,725
Prepaid expenses	7,214	(79)	7,135
Income taxes receivable	220	—	220

Total current assets	99,717	(20,879)	78,838
Property and equipment, net	35,562	(9,393)	26,169
Other assets, net	959	—	959

TOTAL ASSETS	$136,238	$(30,272)	$105,966

LIABILITIES, PREFERRED STOCK AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$30,826	$—	$30,826
Revolving credit facility	19,145	(16,016)	3,129
Checks written in excess of cash balance	4,795	—	4,795
Accrued expenses	11,190	10,887	22,077
Income taxes payable	—	—	—
Deferred income taxes	775	—	775

Total current liabilities	66,731	(5,129)	61,602
Long-term debt	—	—	—
Income taxes payable	1,479	—	1,479
Other long-term liabilities	15,969	(3,887)	12,082

Total liabilities	84,179	(9,016)	75,163

Commitments and contingencies

Preferred stock, $.01 par value; 200,000 shares authorized; 45,000 and no shares issued and outstanding on November 3, 2007 and February 3, 2007, respectively	38,365	—	38,365

Shareholders’ equity (deficit):
Common stock, $.01 par value; 150,000,000 shares authorized; 39,314,901 and 39,204,299 shares issued and outstanding on November 3, 2007 and February 3, 2007, respectively	393		393
Additional paid-in capital	140,795		140,795
Accumulated deficit	(127,496)	(21,256)	(148,752)
Accumulated other comprehensive income	2	—	2

Total shareholders’ equity (deficit)	13,694	(21,256)	(7,562)

TOTAL LIABILITIES, PREFERRED STOCK AND SHAREHOLDERS’ EQUITY (DEFICIT)	$136,238	$(30,272)	$105,966

     The following unaudited pro forma consolidated statement of operations has been presented as if the liquidation of the 158 retail stores and elimination of the 64 positions at the Company’s corporate headquarters, overseas offices and distribution center had occurred on February 4, 2007, which is the beginning of the Company’s fiscal year 2007. The unaudited pro forma statement of operations and related notes should be read in conjunction with the consolidated financial statements of the Company included in its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K as previously filed with the SEC. The unaudited pro forma consolidated statement of operations is not necessarily indicative of what the actual results of operations would have been if the liquidation of these 158 retail stores and elimination of the 64 positions at the Company’s corporate headquarters, overseas offices and distribution center had actually occurred on the date indicated, nor does it purport to reflect the future results of operations of the Company. The pro forma adjustments are described in the accompanying notes.
WILSONS THE LEATHER EXPERTS INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Year-to-Date Period Ended November 3, 2007
		Pro Forma
	Historical	Adjustments	Pro Forma

NET SALES	$159,014	$(37,519)	$121,495
Cost of goods sold, buying and occupancy costs	147,311	(42,437)	104,874

GROSS MARGIN	11,703	4,918	16,621

Selling, general and administrative expenses	70,977	(17,414)	53,563
Depreciation and amortization	8,346	(2,310)	6,036

OPERATING LOSS	(67,620)	24,642	(42,978)
Interest expense, net	1,003	—	1,003

LOSS BEFORE INCOME TAXES	(68,623)	24,642	(43,981)
Income tax provision	539	—	539

NET LOSS	(69,162)	24,642	(44,520)

Less: Preferred stock paid-in-kind dividends	(2,576)	—	(2,576)
Beneficial conversion feature on preferred stock	(14,877)	—	(14,877)
Deemed dividend to warrant holders	(967)	—	(967)

NET LOSS AVAILABLE TO COMMON SHAREHOLDERS	$(87,582)	$24,642	$(62,940)

BASIC AND DILUTED LOSS PER SHARE:
Basic and diluted loss per share	$(2.23)	$0.63	$(1.60)

Weighted average shares outstanding — basic and diluted	39,262	39,262	39,262

The following unaudited pro forma consolidated statement of operations has been presented as if the liquidation of the 158 retail stores and elimination of the 64 positions at the Company’s corporate headquarters, overseas offices and distribution center had occurred on January 29, 2006, which is the beginning of the Company’s fiscal year 2006. The unaudited pro forma statement of operations and related notes should be read in conjunction with the consolidated financial statements of the Company included in its Quarterly Reports on Form 10-Q and its Annual Report on Form 10-K as previously filed with the SEC. The unaudited pro forma consolidated statement of operations is not necessarily indicative of what the actual results of operations would have been if the liquidation of these 158 retail stores and elimination of the 64 positions at the Company’s corporate headquarters, overseas offices and distribution center had actually occurred on the date indicated, nor does it purport to reflect the future results of operations of the Company. The pro forma adjustments are described in the accompanying notes.
WILSONS THE LEATHER EXPERTS INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
(In thousands, except per share amounts)
(Unaudited)

	Year Ended February 3, 2007
		Pro Forma
	Historical	Adjustments	Pro Forma

NET SALES	$321,262	$(85,847)	$235,415
Cost of goods sold, buying and occupancy costs	234,251	(70,305)	163,946

GROSS MARGIN	87,011	(15,542)	71,469

Selling, general and administrative expenses	110,159	(27,146)	83,013
Depreciation and amortization	12,462	(3,371)	9,091

OPERATING LOSS	(35,610)	14,975	(20,635)
Interest expense, net	1,862	—	1,862

LOSS BEFORE INCOME TAXES	(37,472)	14,975	(22,497)
Income tax benefit	(4,377)	—	(4,377)

NET LOSS	(33,095)	14,975	(18,120)

BASIC AND DILUTED LOSS PER SHARE:
Basic and diluted loss per share	$(0.85)	$0.38	$(0.46)

Weighted average shares outstanding — basic and diluted	39,154	39,154	39,154

Wilsons The Leather Experts Inc.
Notes To Unaudited Pro Forma Consolidated Financial Statements
The following assumptions have been made for the purposes of the consolidated pro forma financial statements. The pro forma adjustments to the Company’s consolidated financial statements are as follows:
Consolidated Balance Sheet
•	Asset and liability balances that are specifically identifiable to the 158 retail stores have been eliminated.

•	All intercompany balances have been eliminated for the 158 retail stores.

•	Included in the pro forma adjustments to the consolidated balance sheet is a net $21.3 million charge for asset write-offs, net proceeds of the sale of the liquidation inventory, lease termination costs, deferred rent relief, store closing sale operating costs, and other administrative costs.
•	Not included in the pro forma adjustments to the consolidated balance sheet are merchandise payables and miscellaneous accruals related to the 158 stores, as it is not practical to specifically identify these balances at an individual store level.

•	Proceeds obtained from the sale of the liquidated inventory have been reflected in the pro forma consolidated balance sheet as a decrease to outstanding debt. This adjustment reflects what the Company’s approximate borrowing levels would have been given the reduced inventory levels driven by the reduced store count.
Consolidated Statements of Operations
•	The accompanying pro forma consolidated statements of operations for both the year-to-date period ended November 3, 2007 and for the fiscal year ended February 3, 2007, have been adjusted to eliminate the results of operations for the 158 retail stores and the costs related to the elimination of the 64 positions at the Company’s corporate headquarters, overseas offices and distribution center for the periods presented.

•	Not included in the accompanying pro forma consolidated statements of operations for both the year-to-date period ended November 3, 2007 and for the fiscal year ended February 3, 2007, is the $21.3 million one-time, non-recurring charge described above.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WILSONS THE LEATHER EXPERTS INC.
Date: February 21, 2008	By /s/ Stacy A. Kruse
Stacy A. Kruse
Chief Financial Officer and Treasurer